 Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Internet Café Holdings Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dishan Guo, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2014	By:	/s/ Dishan Guo
Dishan Guo
Chief Executive Officer & Chief Financial Officer
(principal executive officer & principal financial officer)

[A signed original of this written statement required by Section 906 has been provided to China Internet Cafe Holdings Group, Inc. and will be retained by China Internet Café Holdings Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]